UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)                               (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On May 25, 2005, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) approved the 2005 executive incentive plans for the Company’s executive officers.  The 2005 executive incentive plans provide for cash awards to be paid through the Company’s 2004 Long-Term Stock Incentive Plan.  Each individual 2005 incentive plan contains both financial and non-financial goals described under “Performance Criteria” in the table below.  For each of the Performance Criteria, there is a threshold, target and maximum performance level, which has been approved by the Committee.  All payments under any incentive plan are subject to the discretion of the Committee, whether or not individual 2005 incentive plan components are met.  In reviewing incentive plan payments, the Committee may evaluate extraordinary events (such as acquisitions, litigation or other settlements, etc.) which may have impacted the achievement of actual financial measures, as well as the manner in which financial measures were reached compared to the budgeted plan.

The performance criteria established for the Company’s executive officers is as follows:

Name and Position	Performance Criteria
Ronald L. Turner Chairman, President and Chief Executive Officer	Earnings per share; free cash flow (cash flow from operations less capital expenditures); U.S. Human Resource Solutions (“HRS-US”) earnings before income taxes (“EBIT”); and management development.

Gary A. Krow Executive Vice President; President of Comdata	Comdata EBIT; Stored Value Systems deferred gross billable fees; cost savings from six sigma; and employee satisfaction metrics.

Gary M. Nelson Executive Vice President; Chief Administrative Officer; General Counsel and Corporate Secretary	Earnings per share; free cash flow; HRS-US EBIT; and management development.

Douglas C. Neve Executive Vice President and Chief Financial Officer	Earnings per share; free cash flow; HRS-US EBIT; finance organization realignment and Sarbanes-Oxley compliance.

For 2005, the target bonus percentage for the Mr. Turner is 110% of his base salary, with a threshold bonus percentage equal to 80% of his base salary and a maximum possible bonus equal to 140% of his base salary.  The target bonus percentages for Messrs. Krow, Nelson and Neve range from 70% to 80% of base salary, with a threshold bonus percentage equal to 50% of base salary and the maximum possible bonus equal to 90% to 110% of base salary.

Pursuant to Mr. Neve’s employment offer, Mr. Neve will receive a 2005 bonus equal to a minimum of 80% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated:  June 1, 2005